Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, Jul. 28, 2010 – Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter net income of $34.2 million, or $0.40 per diluted share, compared to net income of $35.9 million, or $0.42 per diluted share, in the first quarter of 2010 and net income of $23.4 million, or $0.27 per diluted share, during the second quarter of 2009.

Business Discussion

Management commentary

“In the context of high market volatility and subdued investor demand for equities, we achieved positive flows in each of our three distribution channels,” said Henry J. Herrmann, chairman and chief executive officer of Waddell & Reed Financial, Inc.  “We believe this reflects the breadth and performance of our products and the ongoing acceptance and demand that has been created among investors for Waddell & Reed and Ivy investment strategies.

“Our business faced two major challenges during the second quarter,” Herrmann added.  “First, financial markets suffered a meaningful pullback as investors around the world questioned the pace of economic recovery.  This affected not only the level of assets managed, but also investors’ willingness to invest in equities.  Second, as of June 30th, year-to-date performance of our funds has been mixed.  Almost two-thirds of our mutual funds outperformed their peer group, but performance of our two largest funds remains relatively weak.

“That said,” Herrmann continued, “we remain well positioned to continue capturing market share.”

Advisors channel

Sales in our Advisors channel during the quarter improved on both a sequential and year-over-year basis.  At $954 million, gross sales increased 8% compared to the previous quarter and 22% compared to the same period in 2009.  Flows remained positive at $100 million and represent the fifth consecutive quarter of inflows.  Our advisors’ productivity continues to improve, and their focus on long-term financial planning has once again validated the stability of this channel’s distribution model.

Wholesale channel

Considering the volatility in the financial markets and weak performance of our lead fund, Ivy Asset Strategy, sales held up relatively well.  At $3.5 billion, gross sales for the quarter were down 20% sequentially and 14% compared to the second quarter of 2009.  Flows during the quarter were positive at

$388 million, but weaker than previous quarters due to higher redemptions and somewhat lower sales volume.  Redemptions, which peaked during the month of May, had meaningfully abated by the beginning of June.  Nonetheless, we continue to compare favorably to the industry.  The Wholesale channel’s organic growth rate for equity assets during the quarter was 1.9% compared with organic decay of 1.4% experienced by the industry.

Sales diversification continues to play a key role in our Wholesale channel.  During the quarter, sales of products other than the Asset Strategy and Global Natural Resources funds reached $920 million, or 26% of total sales, including five funds with daily sales in excess of $1 million.

Institutional channel

Gross sales of $768 million during the quarter were solid and flows remained positive.  Our subadvisor efforts continue to show promise and are responsible for more than 85% of sales and substantially all of the flows during the quarter.  Sales of traditional defined benefit products were more modest, but net flows were positive.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on the amount of average assets under management and influenced by asset composition, sales, redemptions and financial market conditions.

Average assets under management of $72.6 billion during the quarter increased 2% compared to the previous quarter and 37% compared to the second quarter of 2009.  The effective fee rate remained relatively unchanged at 62.5 basis points compared to 62.6 basis points and 62.5 basis points in the first quarter of 2010 and second quarter of 2009, respectively.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

Compared to the first quarter of 2010, revenues rose on higher asset allocation product fees and variable annuity commissions while front-load commissions declined.  Direct expenses rose in close correlation to revenues.  Indirect expenses were lower, largely due to a decline in group insurance and payroll tax costs.

Compared to the same period in 2009, revenues increased due to a combination of higher asset-based Rule 12b-1 and asset allocation product fees.  Direct expenses increased in concert with higher revenues.  Indirect expenses rose slightly due to higher compensation and information technology charges.

Wholesale channel

Sequentially, revenues increased on higher asset-based service and distribution fees.  Direct expenses increased slightly as higher asset-based Rule 12b-1 service and distribution fees were offset by lower wholesaler commissions.  Indirect expenses declined slightly.

Compared to the second quarter of 2009, revenues increased on higher asset-based Rule 12b-1 service and distribution fees, and to a lesser degree, higher sales volume at Legend.  Direct expenses rose in correlation with higher asset-based fees, and were partly offset by lower wholesaler commissions.  Indirect expenses rose largely on higher compensation costs.

Compensation and Related Expense Analysis

Compensation and related costs increased sequential quarterly largely due to higher equity compensation.  The increase in incentive compensation was offset by lower payroll taxes as FICA caps were met and lower software development costs.

Compared to the second quarter of 2009, the increase in costs is due to a combination of higher incentive and equity compensation, and to a lesser degree, base compensation.

General and Administrative Expense Analysis

General and administrative costs rose compared to both periods largely due to higher dealer services and fund related expenses as well as higher IT costs.

Subadvisory Fees

Subadvisory fees, which are paid on average asset levels in subadvised funds, fell on a sequential quarter basis, but increased compared to the second quarter of 2009.  The change is largely due to changes in assets in the Ivy Global Natural Resources fund.  Subadvised average assets under management during the quarter were $6.7 billion.

Investment and Other Income

We recorded an investment loss of $1.6 million, which was largely the result of $2.6 million in losses incurred in our mutual fund trading portfolio during the quarter.  These were partly offset by gains of $800 thousand from the sale of available-for-sale mutual fund holdings.

Tax Rate

Our effective tax rate during the current quarter was 40.7%.  The increase to our effective tax rate was mainly due to increasing our reserves against capital loss carryforwards as a result of the decline in the market value of our investment portfolio during the quarter.  A charge to earnings of $1.8 million, or $0.02 per diluted share, resulted from the increase to these reserves.  Our effective tax rate, excluding the impact of tax reserves, was 37.6%.  The effective tax rate for future periods (excluding any changes related to the valuation allowance) is anticipated to range between 37.3% and 38.3%.

Balance Sheet Information

As of June 30, 2010, cash and cash equivalents and investment securities were $290 million (excluding $54 million held for the benefit of customers segregated in compliance with federal and other regulations).  Short-term debt was $190 million, reflecting the current maturity of our January 2011 senior notes.

Stockholders’ equity was $377 million and there were 85.4 million shares outstanding.  During the quarter, we repurchased 1.5 million shares on the open market or privately at an aggregate cost of $46.7 million for a total of 1.9 million shares repurchased since the beginning of 2010.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$70,981	$82,566	$94,687	$106,359	$109,663	$113,052
Underwriting and distribution fees	80,715	91,105	96,559	110,299	113,136	114,545
Shareholder service fees	24,976	25,957	26,730	28,155	28,815	29,622
Total operating revenues	176,672	199,628	217,976	244,813	251,614	257,219
Operating Expenses:
Underwriting and distribution	98,718	110,781	115,119	125,307	133,866	133,506
Compensation and related costs	25,699	27,399	29,275	42,090	32,925	34,355
General and administrative	13,413	14,503	15,106	15,012	15,686	16,709
Subadvisory fees	4,703	5,485	6,129	6,885	7,072	6,888
Depreciation	3,312	3,444	3,503	3,394	3,445	3,486
Total operating expenses	145,845	161,612	169,132	192,688	192,994	194,944
Operating Income:	30,827	38,016	48,844	52,125	58,620	62,275
Investment and other income/(loss)	(3,092)	2,161	2,316	3,654	891	(1,585)
Interest expense	(3,149)	(3,150)	(3,153)	(3,243)	(3,558)	(3,111)
Income before taxes	24,586	37,027	48,007	52,536	55,953	57,579
Provision for taxes	9,120	13,653	14,594	19,284	20,044	23,427
Net Income	$15,466	$23,374	$33,413	$33,252	$35,909	$34,152
Net income per share	0.18	0.27	0.39	0.39	0.42	0.40
Weighted average shares outstanding - diluted	84,910	86,001	85,774	85,482	85,675	86,025
Operating margin	17.4%	19.0%	22.4%	21.3%	23.3%	24.2%

Underwriting and Distribution

(Amounts in thousands)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$47,413	$52,262	$53,125	$60,458	$60,537	$61,443
Expenses
Direct	33,309	36,281	36,367	41,512	42,540	43,151
Indirect	21,719	20,938	21,336	19,924	22,845	21,746
Total expenses	$55,028	$57,219	$57,703	$61,436	$65,385	$64,897
Margin	-16.1%	-9.5%	-8.6%	-1.6%	-8.0%	-5.6%
Wholesale Channel (Third-Party)
Revenues	$23,075	$27,222	$30,989	$36,166	$38,069	$38,791
Expenses
Direct	28,012	35,915	39,327	44,389	48,344	48,136
Indirect	6,382	7,214	7,132	7,036	8,160	7,967
Total expenses	$34,394	$43,129	$46,459	$51,425	$56,504	$56,103
Wholesale Channel (Legend)
Revenues	$10,227	$11,621	$12,445	$13,675	$14,530	$14,311
Expenses
Direct	6,466	7,547	7,949	8,762	8,797	9,499
Indirect	2,830	2,886	3,008	3,684	3,180	3,007
Total expenses	$9,296	$10,433	$10,957	$12,446	$11,977	$12,506
Consolidated Total
Revenues	$80,715	$91,105	$96,559	$110,299	$113,136	$114,545
Expenses
Direct	67,787	79,743	83,643	94,663	99,681	100,786
Indirect	30,931	31,038	31,476	30,644	34,185	32,720
Total expenses	$98,718	$110,781	$115,119	$125,307	$133,866	$133,506
Margin	-22.3%	-21.6%	-19.2%	-13.6%	-18.3%	-16.6%

Changes in Assets Under Management
(Amounts in millions)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$23,472	$22,643	$25,205	$28,351	$29,474	$30,501
Sales (net of commissions)	695	783	804	920	886	954
Redemptions	(823)	(724)	(719)	(786)	(762)	(902)
Net sales	(128)	59	85	134	124	52
Net exchanges	(27)	(26)	(25)	(119)	(35)	(55)
Reinvested dividends & capital gains	73	107	78	71	57	103
Net flows	(82)	140	138	86	146	100
Market action	(747)	2,422	3,008	1,037	881	(2,386)
Ending assets	$22,643	$25,205	$28,351	$29,474	$30,501	$28,215

Wholesale Channel
Beginning assets	$17,489	$18,635	$23,213	$28,975	$32,818	$35,604
Sales (net of commissions)	2,389	4,104	4,064	4,188	4,430	3,530
Redemptions	(1,467)	(1,249)	(1,524)	(1,711)	(2,106)	(3,303)
Net sales	922	2,855	2,540	2,477	2,324	227
Net exchanges	26	(1)	24	101	34	54
Reinvested dividends & capital gains	6	78	29	11	(6)	107
Net flows	954	2,932	2,593	2,589	2,352	388
Market action	192	1,646	3,169	1,254	434	(3,469)
Ending assets	$18,635	$23,213	$28,975	$32,818	$35,604	$32,523

Institutional Channel
Beginning assets	$6,523	$6,298	$7,193	$7,163	$7,491	$8,127
Disposition of assets	0	0	(488)	0	0	0
Sales (net of commissions)	395	526	277	505	819	768
Redemptions	(301)	(488)	(608)	(545)	(517)	(551)
Net sales	94	38	(331)	(40)	302	217
Net exchanges	0	26	0	15	0	0
Reinvested dividends & capital gains	24	28	30	31	23	26
Net flows	118	92	(301)	6	325	243
Market action	(343)	803	759	322	311	(829)
Ending assets	$6,298	$7,193	$7,163	$7,491	$8,127	$7,541

Consolidated Total
Beginning assets	$47,484	$47,576	$55,611	$64,489	$69,783	$74,232
Disposition of assets	0	0	(488)	0	0	0
Sales (net of commissions)	3,479	5,413	5,145	5,613	6,135	5,252
Redemptions	(2,591)	(2,461)	(2,851)	(3,042)	(3,385)	(4,756)
Net sales	888	2,952	2,294	2,571	2,750	496
Net exchanges	(1)	(1)	(1)	(3)	(1)	(1)
Reinvested dividends & capital gains	103	213	137	113	74	236
Net flows	990	3,164	2,430	2,681	2,823	731
Market action	(898)	4,871	6,936	2,613	1,626	(6,684)
Ending assets	$47,576	$55,611	$64,489	$69,783	$74,232	$68,279

Supplemental Information

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	10.5%	8.2%	7.6%	7.8%	8.2%	9.5%
Wholesale	33.3%	22.4%	22.5%	21.2%	24.6%	37.7%
Institutional	19.6%	28.2%	33.8%	30.1%	27.4%	28.0%
Total	20.6%	16.8%	17.4%	16.5%	18.2%	25.2%

Average GDC per advisor (000s)	21.0	23.1	22.8	25.8	27.1	28.5

Number of advisors	2,277	2,328	2,404	2,393	2,057	2,013

Number of shareholder accounts (000s)	3,666	3,683	3,805	3,855	3,962	3,973

Number of shareholders (000s)	869	850	875	905	930	901

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	25%	63%	57%
Top half	33%	76%	78%

Equity assets
Top quartile	15%	78%	76%
Top half	15%	83%	85%

Fixed income funds
Top quartile	33%	56%	38%
Top half	50%	69%	69%

Fixed income assets
Top quartile	19%	54%	36%
Top half	33%	74%	74%

All funds
Top quartile	28%	62%	52%
Top half	38%	74%	76%

All assets
Top quartile	16%	74%	69%
Top half	18%	81%	83%

MorningStar
% of funds with 4 or 5 stars
Equity funds	62%	67%	56%
All funds	57%	62%	53%

% of assets with 4 or 5 stars
Equity funds	76%	74%	74%
All funds	71%	69%	70%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, July 28th at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, AVP, Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, which include, without limitation:

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          A decrease in, or the elimination of, any future quarterly dividend paid to stockholders; and

•                                          Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2009 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2010.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.